Exhibit 10.20

HEALTHWAYS, INC.

1996 STOCK INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

The purpose of the Healthways, Inc. 1996 Stock Incentive Plan (the "Plan") is to enable Healthways, Inc. (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

For purposes of the Plan, the following terms shall be defined as set forth below:

A.           "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

B.	"Board" means the Board of Directors of the Corporation.

C.           "Common Stock" means the Corporation's Common Stock, par value $.001 per share.

D.           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

E.	"Committee" means the Committee referred to in Section 2 of the Plan.

F.            "Corporation" means Healthways, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

G.           "Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Code; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any award under the Plan or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable award hereunder will be paid.

H.           "Disability" means disability as determined under the Corporation's long-term disability insurance policy.

I.             "Early Retirement" for purposes of this Plan, shall be deemed to have occurred if  (i) the sum of the participant's age plus years of employment at the Company as of the proposed early retirement date is equal to or greater than 70, (ii) the participant has given  written notice to the company at least one year prior to the proposed early retirement date of his or her intent to retire and  (iii) the Chief Executive Officer shall have approved in writing such early retirement request prior to the proposed early retirement date, provided that in the event the Chief Executive Officer does not approve the request for early retirement or the Chief Executive Officer is the participant giving notice of his or her intent to retire, then in both cases, the Board of Directors shall make the determination of whether to approve or disapprove such request.

J.            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

K.           "Fair Market Value" means with respect to the Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of such class of Stock on The Nasdaq Stock Market ("Nasdaq Stock Market") or such other exchange or market as is the principal trading market for such class of Stock, or, if no such sale of a share of such class of Stock is reported on the Nasdaq Stock Market or other exchange or principal trading market on such date, the fair market value of a share of such class of Stock as determined by the Committee in good faith.

L.           "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

M.          “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

N.           "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

O.           "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

P.            "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

Q.           "Outside Director" means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

R.	"Outside Director Restricted Stock" shall have the meaning provided in Section 9.

S.            "Participant" shall mean any person who is eligible under Section 4 of the Plan and who receives an award under the Plan.

T.           "Performance Award" shall mean any Award granted under Section 8(C) of the Plan.

U.           "Plan" means this Healthways, Inc. 1996 Stock Incentive Plan, as amended from time to time.

V.           "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

W.          "Restricted Stock Unit" shall mean any unit granted under Section 7(E) of the Plan.

X.	"Restriction Period" shall have the meaning provided in Section 7.
Y.	"Retirement" means Normal or Early Retirement.
Z.	"Stock" means the Common Stock.

AA.       "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

BB.        "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 or Section 9 below.

CC.        "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have the meanings set forth, respectively in Sections 10(b), (c) and (d) below and the term "Cause" shall have the meaning set forth in Section 5(j) below.

SECTION 2. Administration.

The Plan shall be administered by one or more committees of Non-Employee Directors who shall also be independent directors, as defined by applicable rules and regulations of the Commission and the Nasdaq Stock Market or such other exchange or market on which the Corporation’s Stock is traded, and “Outside Directors” as defined in the Code for purposes of Section 162(m) thereof, designated from time to time by the Board (individually and collectively, the “Committee”).

The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees and consultants eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards.

In particular, the Committee shall have the authority, consistent with the terms of the Plan:

(a)   to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder;

(b)   to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(c)   to determine the number of shares to be covered by each such award granted hereunder;

(d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

(e)   to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(m) or (n), as applicable, instead of Stock;

(f)    to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

(g)   to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(h)   to determine whether to require payment withholding requirements in shares of Stock.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant awards under the Plan to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate such awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act or who are otherwise not subject to such provision of law.

Notwithstanding the foregoing, the Committee shall have no authority to determine the terms or conditions of awards to Outside Directors, which shall be governed solely by Section 9 hereof.

SECTION 3. Shares of Stock Subject to Plan.

The aggregate number of shares of Stock reserved and available for distribution under the Plan shall not exceed 9,040,000 shares. Any number of shares of Stock may be awarded so long as the total shares of Stock awarded does not exceed 9,040,000 shares. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, the Committee shall make an equitable and proportionate substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number of Non-Qualified Stock Options granted to Outside Directors pursuant to Section 9 of the Plan and in the number of shares subject to other outstanding awards granted under the Plan, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option. The maximum number of shares that may be awarded to any participant under Section 4 and Section 8(c) of this Plan will be equitably and proportionately adjusted in the same manner as the number of shares subject to outstanding Options.

SECTION 4. Eligibility.

Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director, except as otherwise provided in Section 9) who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. No officer or key employee shall be eligible to receive awards relative to shares of Stock which exceed 450,000 shares during any year.

SECTION 5. Stock Options.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

Options granted to officers, key employees and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a)   Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant, in the case of both Incentive Stock Options and Non-Qualified Stock Options (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110% of the Fair Market Value of the Stock at grant in the case of Incentive Stock Options).

(b)   Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option or Non-Qualified Stock Option shall be exercisable more than ten years after the date the Option is granted (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries or parent corporations, more than five years after the date the Option is granted in the case of Incentive Stock Options).

(c)   Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in Section 5(g) and (h) and Section 10, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may establish performance conditions or other conditions to the exercisability of any Stock Options, as determined by the Committee in its sole discretion, which conditions may be waived by the Committee in its sole discretion.

(d)   Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option or Restricted Stock, subject to an award hereunder (valued at the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the exercise price is made in part or in full with Stock, the Committee may award to the employee a new Stock Option to replace the Stock which was surrendered.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

(e)   Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

(f)    Bonus for Taxes. In the case of a Non-Qualified Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the optionee upon such exercise.

(g)   Termination by Death. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)   Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i)    Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

(j)    Other Termination. Subject to Section 5(k), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate. If an optionee voluntarily terminates employment with the Corporation and any Subsidiary or

(except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

(k)   Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options issued after December 31, 1986 are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000.

To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

(ii)          if (x) a participant's employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

(iii)        if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

(l)           Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

(m)         Settlement Provisions. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regards to the forfeiture restrictions involved.

(n)          Performance and Other Conditions. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied. The shares of Common Stock acquired pursuant to any conditional Option shall not be transferable by an Optionee subject to Section 16(a) of the Exchange Act within six months of the date such Option first becomes exercisable.

SECTION 6. Stock Appreciation Rights.

A.           Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

B.           Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)           Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(a) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(a) of the Exchange Act shall comply with Rule 16b-3(e) thereunder, to the extent applicable. In particular, such Stock Appreciation Rights shall be exercisable only pursuant to an irrevocable election made at least six months prior to the date of exercise or within the applicable ten business day "window" periods specified in Rule 16b-3(e)(3).

(ii)          Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the average of the highest and lowest quoted selling price, regular way, of the Stock on the Nasdaq Stock Market or such other exchange or market as is the principal trading market for the Stock, or, if no such sale of Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

(iii)         Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

(iv)         Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

(v)          The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

(vi)         The Committee may condition the exercise of any Stock Appreciation Right upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the applicable award agreement, any such conditional Stock Appreciation Right held by a grantee subject to Section 16(a) of the Exchange Act shall not be exercisable until the expiration of six months following the satisfaction of the condition giving rise to such Stock Appreciation Right.

SECTION 7. Restricted Stock and Restricted Stock Units.

A.           Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c).

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

B.           Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

(i)           The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

(ii)          Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

(iii)        Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(iv)         The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

C.           Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)           In accordance with the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii)          Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

(iii)         Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv)         If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

D.           Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Corporation and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

E.           Restricted Stock Units. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such awards. The Restricted Stock Unit awards shall be evidenced by award agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions determined by the Committee that are consistent with the terms of the Plan.

Each Restricted Stock Unit award made under the Plan shall be for such number of shares of Stock as shall be determined by the Committee and set forth in the award agreement containing the terms of such Restricted Stock Unit award. The agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. The Award Agreement may, in the discretion of the Committee, set forth performance or other conditions that will subject the Restricted Stock Units to forfeiture and transfer restrictions. The Committee may, in its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock Unit awards.

Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Stock. Restricted Stock Units shall be paid in cash, shares of Stock, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award agreement. A Participant shall be credited with dividend equivalents on any vested Restricted Stock Units credited to the Participant's account at the time of any payment of dividends to shareholders on shares of Stock. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of shares of Stock equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant's account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units (which shall be immediately vested) based upon the Fair Market Value of a share of Stock on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Stock Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, and subject to the “retirement” exceptions, Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted

Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

SECTION 8. Other Stock-Based Awards and Performance Awards.

A.           Administration. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights or Restricted Stock granted under the Plan and/or cash awards made outside of the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards; provided that for Other Stock-Based Awards that do not contain a three-year restriction period on vesting, the number of shares of Common Stock to which such Other Stock-Based Awards relate shall not exceed 10% of the total number of shares of Common Stock authorized for issuance under the Plan. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

B.           Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

(i)           Shares subject to awards under this Section 8 and the award agreement referred to in Section 8(b)(v) below, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii)          Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii)        Any award under Section 8 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

(iv)         In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

(v)          Each award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Corporation and the participant.

(vi)         Stock (including securities convertible into Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 8 shall be priced at least 85% of the Fair Market Value of the Stock on the date of grant.

C.           Performance Awards. The Committee shall have sole and complete authority to determine the participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or shares of Stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 8(C).

The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 8(C), performance goals shall be limited to one or more of the following Corporation, Subsidiary, operating unit or division financial performance measures:

(i)	earnings before interest, taxes, depreciation and/or amortization;
(ii)	operating income or profit;
(iii)	operating efficiencies;
(iv)	return on equity, assets, capital, capital employed, or investment;
(v)	after tax operating income;
(vi)	net income;
(vii)	earnings or book value per share;
(viii)	cash flow(s);
(ix)	total sales or revenues or sales or revenues per employee;
(x)	production;
(xi)	stock price or total shareholder return;
(xii)	dividends;
(xiii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation or any Subsidiary, operating unit or division of the Corporation and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares of Stock outstanding, or to assets or net assets.

With respect to any Covered Officer, the aggregate maximum number of shares of Stock in respect of which all Performance Awards and Stock Options may be granted under Sections 5 and 8(C) of the Plan in each year of the performance period is 450,000, and the maximum amount of the aggregate Performance Awards denominated in cash is $1,000,000 in each year of the performance period.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of Performance Awards to Covered Officers, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Performance Award agreement, the Committee shall have the right to reduce the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 9. Awards to Outside Directors.

A.           General. The provisions of this Section 9 shall apply only to awards to Outside Directors in accordance with this Section 9. The Committee shall have no authority to determine the timing of or the terms or conditions of any award under this Section 9. On and after the date of the Corporation’s 2004 Annual Meeting of Stockholders, no grants shall be made to Outside Directors pursuant to Sections 9(B) through 9(I) hereof, but awards to Outside Directors shall only be made pursuant to Sections 9(J) through 9(T) hereof.

B.           On the date of each Annual Meeting of Stockholders of the Corporation, commencing with the 1996 Annual Meeting of Stockholders, each Outside Director will receive an automatic grant of restricted stock pursuant to this Section 9 (the "Outside Directors Restricted Stock") in a number of shares of stock which will be determined by dividing:

(i)	$10,000 by

(ii)          the average of the daily closing bid price of the Stock for the first five (5) trading days of the month in which the Annual Meeting is held (as reported in The Wall Street Journal), rounding up or down any fractional share of Stock to the nearest whole share.

The Outside Director Restricted Stock award shall be adjusted annually on the date of the Annual Meeting of Stockholders by the percentage change from the previous year in the

Consumer Price Index, Urban Wage Earners and Clerical Workers (1982-1984 = 100), All Cities Average; provided, however, that such annual increase shall not exceed six percent.

C.	The Outside Director Restricted Stock shall vest as follows:

(i)           Of the aggregate number of shares of Outside Director Restricted Stock granted on the date of each Annual Meeting of Stockholders, one-third of the Outside Director Restricted Stock shall immediately vest on the date of grant;

(ii)          At the first Annual Meeting of Stockholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the grantee is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to one-half of the remaining shares of the Outside Director Restricted Stock; and

(iii)        At the second Annual Meeting of Stockholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the director is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to the remaining shares of the Outside Director Restricted Stock.

D.           Until the earlier of (i) five years from the date of grant and (ii) the date on which the Outside Director ceases to serve as a director of the Corporation (the"Outside Director Period of Restriction), no Outside Director Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

Each certificate representing Outside Director Restricted Stock granted pursuant to this Section 9 shall bear the following legend:

"The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Healthways, Inc. 1996 Stock Incentive Plan (the "Plan"), and rules of administration adopted pursuant to such Plan. A copy of the Plan and the rules of such Plan may be obtained from the Secretary of Healthways, Inc."

Once the Outside Director Period of Restriction has lapsed, the grantee shall be entitled to have the legend required by this Section 9 removed from such stock certificate(s); provided however, that such certificate shall be subject to any legend required by applicable state or federal law.

E.            From the date on which the Outside Director Restricted Stock is granted, grantees awarded such Stock may exercise full voting rights with respect to the Outside Director Restricted Stock.

F.            Grantees holding Outside Director Restricted Stock that has vested in accordance with Section 9(c) hereof, shall be entitled to receive all dividends and other distributions paid with respect to such shares of Stock while they are so held. If any such dividends, or distributions are paid in Stock, such shares of Stock shall be subject to the same restrictions on transferability as the shares of Outside Director Restricted Stock with respect to which they were paid.

G.           Grantees of Outside Director Restricted Stock shall enter into a Restricted Stock Award Agreement with the Corporation setting forth the restrictions imposed on the Stock granted to him or her.

H.           All restrictions imposed on the Outside Director Restricted Stock shall expire automatically upon a Change in Control, but shall not otherwise be subject to Section 10 hereof.

I.             All shares of Outside Director Restricted Stock which have not vested in accordance with Section 9(c) hereof, at the time of a grantee's resignation, removal or failure to be elected as a member of the Board of Directors shall be forfeited and such forfeited shares shall again be available for award hereunder.

J.            The Board may not amend or alter this Section 9, except as provided in Section 11, without the approval of the holders of a majority of the issued and outstanding shares of Common Stock, and in no event shall this Section 9 be amended more than once every six months, other than to comply with changes in the Exchange Act, Code or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

K.           Grant of Stock Options. Non-Qualified Stock Options will be awarded under this Plan pursuant to the following formula:

(i)           On the date of his or her initial election to the Board, whether such election is by the Board or by the Corporation’s stockholders, each Outside Director shall be granted a Non-Qualified Stock Option (an "Initial Option") to purchase up to 15,000 shares of the Corporation’s Common Stock, the amount of shares to be determined by the Board, subject to adjustment as provided in Section 3, provided that such Optionee has not received an Initial Option on any previous date.

(ii)          Commencing with the 2004 Annual Meeting of Stockholders and continuing in effect for each subsequent Annual Meeting, each Outside Director who has served as a director of the Corporation for at least twelve (12) months will be automatically granted on the date of each such Annual Meeting a Non-Qualified Stock Option to purchase up to 5,000 shares of the Corporation’s Common Stock, the amount of shares to be determined by the Board, subject to adjustment as provided in Section 3.

(iii)        Each Outside Director, other than directors elected to the Board in 2003, will be granted on the date of the 2004 Annual Meeting of Stockholders a Non-Qualified Stock Option (the “2003 Option”) to purchase 5,000 shares of the Corporation’s Common Stock, subject to adjustment as provided in Section 3, at an exercise price of $35.77 per share (the closing price of the Corporation’s Common Stock on September 2, 2003).

L.            Stock Option Price. Except for the 2003 Options granted pursuant to subsection (k)(iii) above, each Non-Qualified Stock Option granted pursuant to this Section 9 shall represent the right to purchase the shares of Common Stock represented thereby at the Fair Market Value on the date the Non-Qualified Stock Option is granted.

M.          Stock Option Agreement. The grant of any Non-Qualified Stock Option shall be evidenced by a written Stock Option Agreement executed by the Corporation and the Optionee. The Stock Option Agreement shall contain the number of shares of Common Stock subject to the Non-Qualified Stock Option evidenced thereby, the other essential terms of the Non-Qualified

Stock Option determined in accordance with Section 9 hereof, and other terms that are not inconsistent with requirements of this Plan.

N.           Exercisability. With respect to Non-Qualified Stock Options granted prior to December 31, 2004:

(i)           One-third of the Non-Qualified Stock Options granted pursuant to Section 9(k) shall vest immediately as of the date of grant.

(ii)          One-third of the Non-Qualified Stock Options granted pursuant to Section 9(k) shall vest on the first anniversary of the date of grant, provided that the grantee is still serving as a director of the Corporation on such date.

(iii)        The remaining one-third of the Non-Qualified Stock Options granted pursuant to Section 9(k) shall vest on the second anniversary of the date of grant, provided that the grantee is still serving as a director of the Corporation on such date.

With respect to Non-Qualified Stock Options granted on or after January 1, 2005, 100% of the Non-Qualified Stock Options granted pursuant to Section 9(k) shall vest on the second anniversary of the date of grant, provided that the grantee is still serving as a director of the Corporation on such date.

O.           Term. All Non-Qualified Stock Options shall have a term of ten years from the date of grant, subject to earlier termination as hereinafter provided.

P.            Forfeiture. Non-Qualified Stock Options that have not become exercisable on the date the Optionee ceases to serve as a director of the Corporation for any reason shall be forfeited and terminated immediately upon termination of service.

Q.           Termination of Stock Options. Non-Qualified Stock Options may vest and be exercisable following the termination or expiration of the Optionee's position as a director as follows:

(i)           Termination or Resignation from Board following Two Terms as a Director

If the Optionee shall cease to be a director of the Corporation for any reason other than involuntary removal by the stockholders for cause and if the Optionee has (x) (a) served at least two full three-year terms as a director, or (b) served at least two terms as a director of the Corporation (the first of which may be a partial term and the last of which shall be a full three-year term) and offered to resign from the Board on or after such Optionee’s 70th birthday, which offer to resign has been accepted by the Corporation, and (y) in the event of the Optionee’s retirement from the Board, given the Corporation at least nine months’ prior written notice of the Optionee’s intent not to stand for re-election at the end of the Optionee’s then-current term, each Non-Qualified Stock Option granted to Optionee shall vest and become immediately exercisable at the end of the Optionee’s then-current term and may be exercised by the Optionee for a period of one year from the end of such term or until the expiration of the stated term of the Option, whichever period is shorter (the “Exercise Period”); provided, however, that if the Optionee dies during the Exercise Period, any unexercised Non-Qualified Stock Option held by such Optionee shall thereafter be exercisable for a period of three years from the date of such death or until the expiration of the stated term of the Option, whichever is shorter.

(ii)	Retirement or Disability

If the Optionee shall cease to be a director of the Corporation by reason of retirement or Disability without meeting the requirements of subsection Q(i) above, the Optionee may exercise the Non-Qualified Stock Option if and to the extent it was exercisable on the date of such cessation. Such Non-Qualified Stock Option may be exercised for a period of one year from the date of such cessation or until the expiration of the stated term of such Non-Qualified Stock Option, whichever period is shorter.

(iii)	Death

If the Optionee shall cease to be a director of the Corporation by reason of death at any time, the Non-Qualified Stock Option shall vest and become immediately exercisable. Such Non-Qualified Stock Option may be exercised for a period of three years from the date of such death or until the expiration of the stated term of such Non-Qualified Stock Option, whichever period is shorter.

(iv)	Termination for any other reason

If the Optionee shall cease to be a director of the Corporation for any reason (including removal by the stockholders for cause) other than retirement, Disability, or death without meeting the requirements of subsection Q(i) above , the Optionee may exercise the Non-Qualified Stock Option, to the extent it was exercisable on the date of such cessation. Such Non-Qualified Stock Options, if exercised, must be exercised within the lesser of three months from the date of cessation or until the expiration of the stated term of the Non-Qualified Stock Option, whichever period is shorter.

R.           Method of Exercise. A Non-Qualified Stock Option shall be exercised by delivering to the Corporate Secretary of the Corporation a written notice of exercise in the form prescribed by the Corporate Secretary for use from time to time. Such notice of exercise shall indicate the number of shares for which the Non-Qualified Stock Option is exercised and shall be accompanied by the full exercise price for the Non-Qualified Stock Options exercised.

S.            Payment of Exercise Price. The exercise price may be paid in cash (including certified or cashier's check, bank draft or money order), Common Stock, or a combination of Common Stock and cash. The Common Stock so delivered shall be valued at the Fair Market Value of the Common Stock on the date of exercise. No shares of Common Stock shall be issued or delivered until full payment has been made.

T.            Transferability. Non-Qualified Stock Options shall not be transferable without the prior written consent of the Committee other than (i) transfers by the Optionee to a member of his or her Immediate Family or a trust for the benefit of Optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. For purposes of this Section 9(t), "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

SECTION 10. Change in Control Provisions.

A.	Impact of Event. In the event of:
(1)	a "Change in Control" as defined in Section 10(b) or

(2)          a "Potential Change in Control" as defined in Section 10(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply if so determined by the Board in its sole discretion:

(i)           Any Stock Appreciation Rights (including, without limitation, any Limited Stock Appreciation Rights) outstanding for at least six months and any Stock Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

(ii)          The restrictions applicable to any Restricted Stock and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

(iii)        Except as otherwise provided in Section 10(a)(iv) below, the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or (except in the case of an Incentive Stock Option) after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

(iv)         In the case of any Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards held by any person subject to Section 16(a) of the Exchange Act, the value of all such Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards, in each case to the extent that they are vested and have been held for at least six months, shall (unless otherwise determined by the Committee in its sole discretion) be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date of such Change in Control or such Potential Change in Control is determined to have occurred, but only if the Change in Control or Potential Change in Control is outside the control of the grantee for purposes of Rule 16b-3(e)(3) under the Exchange Act, or any successor provision promulgated by the Securities and Exchange Commission.

B.           Definition of Change in Control. For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

(i)           any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

(ii)          as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

(iii)         during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

C.           Definition of Potential Change in Control. For purposes of Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

(i)           The approval by stockholders of an agreement by the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 10(b); or

(ii)          The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for purposes of this Plan.

D.           Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on the Nasdaq Stock Market or such other exchange or market as is the principal trading market for the Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Corporation at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 10(a)(iii).

SECTION 11. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Outside Director Restricted Stock theretofore granted, without the optionee's or participant's consent or which, without the approval of the Corporation's stockholders, would:

(a)          except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b)          materially increase the benefits accruing to participants under the Plan; or

(c)          materially modify the requirements as to eligibility for participation in the Plan.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or another basis), provided that the Committee may not modify any outstanding Stock Option so as to specify a lower exercise price or accept the surrender of an outstanding Stock Option and authorize the granting of a new Stock Option in substitution therefor specifying a lower exercise price.  Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 12. Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. General Provisions.

A.           The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

B.           Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

C.           The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

D.           No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

E.           The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

F.            The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

G.           The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

H.           In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, except as otherwise set forth in subsection 9(T) of this Plan or the applicable award agreement, no Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The designation of a beneficiary will not constitute a transfer.

SECTION 14.	Effective Date of Plan.

The Plan shall be effective as of the date of approval of the Plan by a majority of the votes cast by the holders of the Corporation's Stock.

SECTION 15. Term of Plan.

No Stock Option, Stock Appreciation Right, Restricted Stock award, Other Stock-Based Award or Outside Director Restricted Stock award shall be granted pursuant to the Plan on or after October 25, 2011, but awards granted prior to October 25, 2011 may be extended beyond that date.